RESELLER AGREEMENT

         THIS RESELLER AGREEMENT (the "Agreement") is made as of this 30th day of October, 1996, by and between MAGNACOM WIRELESS, L.L.C., a Delaware limited liability company with its principal offices at 1701 Broadway, Suite 348, Vancouver, Washington 98663 (hereinafter referred to as the "Company"), and GST Telecom Inc., a Delaware corporation with its principal offices at 4317 N.E. Thurston Way, Vancouver, Washington 98662 (hereinafter referred to as the "Reseller").

                                    RECITALS:

         WHEREAS, the Company (either directly or through its subsidiaries or affiliates) is licensed by the Federal Communications Commission (the "FCC") to own, develop and operate various systems to provide personal communication services ("PCS") within the "Territories" (as hereinafter defined); and

         WHEREAS, the Reseller desires to market and sell access to and usage of the Company's PCS system within the Territories;

         NOW, THEREFORE, in consideration of the premises, the mutual agreements and understandings herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         The following terms when used herein shall have the following meanings:

         1.1 DEFAULT. The term "Default" is defined to be either party's:

             (i) Insolvency or the initiation of bankruptcy or receivership proceedings, by or against a party, execution of an assignment for the benefit of creditors or any other transfer or assignment of a similar nature or otherwise seeking relief under any applicable bankruptcy, reorganization, moratorium or similar debtor relief laws (it being understood that the execution of any third-party financing agreement[s] shall not constitute a Default hereunder); or

             (ii) Failure to make any payment when due, or a material breach of any of the other terms or conditions hereof.

         1.2 END USER. The term "End User" shall mean the customers purchasing "Services" (as hereinafter defined) from the Reseller.

         1.3 FACILITIES. The term "Facilities" shall mean the telecommunications switching equipment, cell site transceiver equipment and other equipment to be constructed by the Company in order to make available the Services within the Territories. At the sole option of the Company, such Facilities may be expanded, modified or replaced during the term hereof. The Company shall use its good faith efforts to cause any such modifications or replacements to be accomplished without unreasonable interference to the Services. The Company shall own, and finance construction of, the Facilities.

         1.4 NUMBER. The term "Number" shall mean a ten (10) digit telephone number assigned to provide access to the Services.

         1.5 RECURRING CHARGES. The term "Recurring Charges" means all charges and fees from the Services, except those charges that are directly attributable to usage of, as opposed to access to, the Services.

         1.6 SERVICES.  The term "Services" shall mean the services set forth on
SCHEDULE 2 attached hereto and incorporated herein by reference to be provided within the Territories. Upon the mutual agreement of the Company and the Reseller, such SCHEDULE 2 may be amended from time to time.

         1.7 TERRITORIES. The term "Territories" shall mean the geographical areas to be served by the "Facilities" as designated on SCHEDULE 1 and incorporated herein by reference, as amended from time to time. At the sole option of the Company, the Territories may be expanded from time to time to cover a greater area through the addition to or modification of the Facilities, but the Company shall be under no obligation to so expand the Territories.

                                   ARTICLE II

                           NON-EXCLUSIVE RELATIONSHIP

         2.1 On a non-exclusive basis, (including within the Territories), and upon the terms and conditions herein set forth, the Reseller may purchase Service from the Company for use or resale.

         2.2 On an exclusive basis within the Territories and any other geographical region in which the Company may offer PCS service, and upon terms and conditions to be agreed upon which are at least as favorable as to those offered to others, the Company shall utilize Reseller's facilities to provide enhanced telecommunications services to all of its resellers and their end users, including for example local switching, access to long distance, private lines and voice mail; provided, however, that Reseller is capable of offering such enhanced telecommunications services and, provided further, that the end user customer does not object to these services being provided by the Reseller.

                                   ARTICLE III

                                TERM OF AGREEMENT

         Subject to the provisions of Article XIV hereof, the term of this Agreement shall commence on the date hereof and, unless sooner terminated in accordance with Article XIV hereof, continue for a period of twelve years (the "Initial Term"); and, unless either party hereto shall have given the other party written notice of its intention to terminate the Agreement upon expiration of the Initial Term at least 180 days prior to such expiration, the term shall be automatically extended for an additional one year period (a "Renewal Term"). Thereafter, absent a delivery of 90 days prior written notice of either party's intention to terminate the Agreement upon expiration of the then current Renewal Term, the term of the Agreement shall automatically be extended for an additional and successive Renewal Term.

                                   ARTICLE IV

                         ACCESS TO NUMBERS; CONNECTIONS

         4.1 Numbers shall be provided to the Reseller only in blocks consisting of fifty (50) Numbers each for the first fifty (50) Numbers. Thereafter, at the Reseller's option, numbers may be provided to the Reseller in blocks consisting of ten (10) Numbers each. The Reseller may, from time to time, and according to procedures established by the Company, order blocks of ten Numbers by providing written notice of the number of blocks of Numbers the Reseller desires and the effective date desired for such assignment. Subject to the availability of Numbers and the capacity of the Facilities, the Company shall honor orders from the Reseller and all other resellers (including affiliates of the Company) in the order in which orders for additional Numbers are received; provided, however, in no event shall the Company be obligated to assign one or more blocks of Numbers to any reseller until at least fifty percent (50%) of the Numbers in the block (or blocks, if more than one block were assigned simultaneously) most recently assigned have been purchased by and assigned to End Users.

         4.2 Subject to the restrictions of Section 4.1, a given block of Numbers requested by the Reseller will be made available to the Reseller by the Company within two working days of the receipt by the Company of an order from the Reseller requesting said block of Numbers.

         4.3 Each Number included within each block of Numbers represents a unit of access to the System. The Numbers shall be assigned by the Company and neither the Reseller nor any End User shall acquire any proprietary interest in any specific Number assigned for its use. Neither the Reseller nor any End User has any property right in the Numbers assigned and none is or can be acquired by usage or otherwise. The parties understand and agree that the Company reserves the right to assign, designate, or change such Numbers when reasonably necessary to the conduct of its business. The Company shall make a good faith effort to provide thirty (30) days' notice of the assignment, designation, or change of any such Number, provided, however, such notice period shall not apply to a disconnection of Services in accordance with Section 5.5.

         4.4 The Reseller  acknowledges  that upon the  disconnection of any End
User for any reason, the disconnected End User's Access Number shall not be reassigned to a new End User for a minimum period of ninety (90) days. The Company will allow the reassignment of a previously disconnected Reseller Access Number at the conclusion of said minimum period, unless good cause exists and the parties mutually agree, based on normal industry practices, to delay further such reassignment.

                                    ARTICLE V

                            PRICES; TERMS OF PAYMENT

         5.1 In consideration for the Services provided herein, the Reseller shall pay to the Company the lump sum payments in the amounts and at the times set forth on SCHEDULE 2A hereto, as pre- payment for the Services (the "Prepayment Reserve"). No additional lump sum pre-payments shall be made by Reseller. As actual charges for the Services are incurred such actual charges will be credited against the Prepayment Reserve.

         5.2 For the purpose of charging for the Services, a billing cycle begins at the beginning of the eleventh (11th) calendar day of each calendar month, and ends at the end of the tenth (10th) calendar day of the subsequent calendar month. For each block of Numbers, Recurring Charges for Services (as established under Section 1.5) for periods that are less than entire billing cycles shall be the Recurring Charges for such block of Numbers during the billing cycle, prorated according to the number of days the Services are available with respect to such block of Numbers during the billing cycle. In the event of any termination of this Agreement, the Reseller will continue to be responsible for all charges associated with Numbers provided to the Reseller, even if such charges are incurred or billed after termination of this Agreement.

         5.3 Except where the Reseller has provided evidence to the Company, satisfactory to the Company in its sole discretion, that the Reseller has collected and paid, or will collect and pay, any and all duties, levies, taxes or withholdings due with respect to the Services, including, without limitation, sales tax, use tax, property tax and ad valorem tax, excepting only taxes on the income of the Company, the Company may collect from the Reseller, in addition to any charges, an amount equal to any such duty, levy, tax or withholding.

         5.4 Charges under Section 5.1 shall commence with respect to each block of Numbers assigned to the Reseller at the time the Company gives the Reseller notice that the Numbers in such block are available for use or resale. Such charges shall continue until the date such block is canceled or otherwise disconnected in accordance with the provisions of this Agreement.

         5.5 The billing cycle for charges for Services hereunder shall be monthly. The Company may, in its sole discretion and upon ninety (90) days' prior written notice, adopt a semi-monthly billing cycle. The Reseller shall be invoiced on a periodic basis and agrees to pay for all charges pursuant hereto and for Services hereunder, including, but not limited to, charges for toll calls, directory listing, custom calling charges, network service, PCS network usage, directory assistance, roamer service charges and 900 service. Payment for such invoices shall be (i) credited against the Prepayment Reserve, until it is exhausted, and then (ii) shall be due and payable in United States Dollars within twenty (20) days after the date of the Reseller's receipt of each such invoice. If any charges reflected on an invoice are disputed by the Reseller, the Reseller shall promptly notify the Company in writing of the subject amounts and the basis for the dispute. Any amount (other than disputed amounts) which is not paid in full by the due date thereof shall be subject to a late payment charge equal to the maximum rate permitted by applicable law from the due date thereof until the date of payment. Any amounts required to be paid hereunder will be deemed paid when received, subject to collection of proceeds if payment is other than in cash, at the location designated by the Company from time to time. In addition, and without limiting any other remedies which may be available to the Company, if payment is not made in full (other than disputed amounts) by the Reseller by the due date thereof and the Reseller has not cured such default within ten (10) days after receiving written notice thereof from the Company, the Company shall have the right, but not the obligation, to (i) disconnect from the Services all blocks of Numbers to which such delinquent payment relates and a standard service charge will be made by the Company if such blocks of Numbers are reconnected and (ii) immediately draw down on any deposit or letter of credit provided by the Reseller in accordance with Section 5.6 to the extent of such payment due. Nothing contained in this Section 5.5 shall be construed as in any way limiting the rights of the Company under Article XIV of this Agreement to declare the Reseller in default upon the occurrence of a Default, including but not limited to the failure to make a payment when due.

         5.6 In addition to the charges set forth above, once the Prepayment Reserve has been exhausted the Reseller shall be required to pay to the Company a security deposit in the amount of Two Hundred Dollars ($200.00) against billing for each Number, which deposit may be in the form of a letter of credit.

         5.7 A magnetic tape, at specifications determined by the Company, will be provided monthly to the Reseller. The tape identifies detailed usage for each access number. The Reseller shall notify the Company of the location to which the magnetic tape is to be delivered. The Reseller shall pay the Company a One Hundred Dollar ($ 100.00) fee for any such tape not returned to the Company within thirty (30) days of receipt by the Reseller. If the Company adopts a semi-monthly billing cycle as provided in Section 5.5 hereof, then the Company shall, if requested by the Reseller, provide the magnetic tape semi-monthly.

         5.8 (a) To the extent that the agreed upon charges for services set forth on SCHEDULE 2 hereto (as amended from time to time by agreement of the Reseller and the Company) for Services and arrangements furnished to the Reseller pursuant to this Agreement are not subject to any federal, state, or local regulation or tariff, such charges may be (i) increased by the Company upon written notice to the Reseller at least ninety (90) days in advance of the effective date of such increase and (ii) decreased by the Company immediately upon written notice to the Reseller.

Notwithstanding the foregoing, during the Initial Term, the charge to Reseller shall be not more than $.05 per minute of PCS telephone service; provided, however, that at no time can the Company assess charges to Reseller which are less favorable, both for individual services and in the aggregate, than the charges assessed or established for any other reseller or significant direct customer of the Company; and provided, further, that at no time shall the foregoing proviso be interpreted to cause the Company to set charges for any of the Services at a level which is below its cost.

                  (b) Nothing in this Agreement shall be deemed (i) to require or preclude the use of tariff equivalent or tariff related charges, or (ii) to provide or imply that such charges are or are not appropriate in the provision of Services provided hereunder (except for the last sentence of Section 5.8(a)).

         5.9 In the event an End User's PCS phone is lost, stolen, or otherwise absent from the End User's possession or control, the Reseller shall nevertheless be liable for all charges attributable to the access Number assigned to such PCS telephone until the loss, theft or absence is reported to the Company.

                                   ARTICLE VI

                            SPECIFICATION OF SERVICES

         The Company agrees that the Facilities to provide the Services will be operational and the Services will be available no later than the date which is the later of (i) the third anniversary of the date hereof and (ii) the date by which the FCC requires that the Facilities be operational or the Company will provide the

Reseller services through a third party on terms no less favorable than contained herein. Failure to make such Services available by such date, which failure remains uncured following thirty (30) days' written notice by Reseller of such failure, shall be a material breach of this Agreement. Services will be delivered in accordance with specifications set forth on SCHEDULE 2 hereto, which Schedule may be modified or amended by the Company without notice, provided that, except for changes or modifications resulting from emergencies or force majeure conditions, such change or modification does not substantially degrade the functioning or performance of the Services.

                                   ARTICLE VII

                             RESELLER'S OBLIGATIONS

         7.1 The Reseller is solely responsible for all charges under Article V above (including, but not limited to, all End User toll calls, directory listings, custom calling charges, network service, PCS network usage, roamer service charges, directory assistance, and 900 service) with respect to any Number assigned to such Reseller hereunder until twenty-four (24) hours after receipt by the Company in a form reasonably prescribed by the Company of notice from the Reseller to disconnect any such Number.

         7.2 The Company may require the Reseller to provide, maintain and use a terminal compatible with the systems of the Company to transmit notices to the Company for number status changes. The Reseller shall pay all local telecommunications charges within the Territories which are associated with the aforesaid notices and will furnish operators proficient in operating any such terminal in conjunction with any Company computer system.

         7.3 As between the Company and the Reseller, the Reseller is responsible for insuring that any equipment utilized by its End Users in connection with the Services and each End User's use thereof shall at all times meet industry standards for compatibility, the requirements of the FCC and other applicable regulatory authorities and the technical requirements and standards reasonably set forth by the Company from time to time hereunder.

         7.4 The Reseller shall provide an adequate staff to receive and investigate any complaints from its End Users relating to the Services, and will report any trouble with the Services to the Company only upon reasonable verification that such trouble is due to reasons other than the misuse or malfunctioning of the End User's equipment or the failure of such equipment to meet the technical standards for compatibility with the Services. The Reseller, at its own cost and expense, shall maintain adequate staff and equipment to test End User's equipment or to make arrangements with a qualified service facility to verify the cause of any complaints received by the Reseller with respect to the Services. In the event the cause of any trouble reported to the Company by the Reseller is investigated by the Company and ultimately determined to be due to misuse, malfunctioning or technical incompatibility of the End User's equipment, the Reseller shall reimburse the Company for all out-of-pocket expenses actually incurred by the Company in performing such investigation.

         7.5 The Reseller, at its own costs and expense, shall maintain an adequate staff to market the Services and to support and train its End Users with respect to the Services.

         7.6 The Reseller shall be solely responsible for all risks and expenses incurred in connection with its actions in the sale and service of the Services or any other acts required of the Reseller pursuant to this Agreement. The
Reseller shall act in all respects on its own account and shall be solely responsible for any credit verification, deposits, billing, collection, consolidation, rebilling, customer billing complaints, toll calls, bad debts and fraudulent use by any End User of any Number assigned to the Reseller.

         7.7 The Reseller shall, prior to the commencement of marketing Services, provide its form of End User contract, if any, to the Company for its review. The Company's review shall be limited to ascertaining whether the proprietary and legal interests of the Company are adequately protected in such contract, as well as determining if mandatory language such as that provided below has been included. The Reseller may delete proprietary information not relating to the Company's interests from such contract prior to submitting it for review. The Reseller agrees that any End User Contract shall contain the following language:

         "[END USER] shall acquire no proprietary interest in numbers assigned by [THE RESELLER] for its use.


         The liability of [the RESELLER] and/or any supplier of services to [THE RESELLER] for actual proven damages for any cause whatsoever, including but not limited to any failure of or disruption of services provided hereunder, regardless of the form of action, whether in contract or in tort or otherwise, including negligence and strict liability, shall be limited to an amount equivalent to charges payable by [END --- USER] under this contract for the services during the period such damages occur. In no event shall [THE RESELLER] and/or any supplier of services to [THE RESELLER] be liable for any special or consequential damages. No action related to this agreement, regardless of form, may be brought by [END USER] later than one year after the cause of action has accrued."


Any deviation from the mandatory language shall, in each instance, only be made with the prior written consent of the Company.

         7.8 In the event that any of the Services provided hereunder or the charges made therefor are currently subject, or at any time become subject, to any federal, state or local regulation or tariff, and the Reseller intends to intervene or otherwise participate in any proceedings before any governmental entity with respect to the Services or the charges, the Reseller shall consult with the Company for the purpose of good faith negotiations by the parties to resolve any controversial matters between the parties prior to the Reseller's intervention or participation before such governmental entity.

         7.9 The Reseller hereby agrees to indemnify the Company and hold the Company harmless against any and all claims for libel, slander, or infringement of copyright with respect to the material transmitted over the Facilities, against any and all claims for infringement of patents arising from combining with, or using in connection with the Company Facilities, apparatus and system of the Reseller or its End Users and against any and all other claims arising out of any act or omission of the Reseller in connection with Facilities provided by the Company.

                                  ARTICLE VIII

                            ADVERTISING AND PROMOTION

         The Company may, from time to time, establish standards for all advertising, promotional and End User training materials used or distributed by the Reseller which relate to the Services. Such standards will be reasonable, and will be limited to factual matters pertaining to the services provided by the Company and use of the service marks and trademarks of the Company and its affiliates. Failure of the Reseller to abide by such standards, which failure remains uncured following thirty (30) days' written notice of such failure, shall be a material breach of this Agreement.

                                   ARTICLE IX

                            TRADE NAME AND TRADEMARK

         9.1 The Company's corporate name, service marks, trademarks, trade names, insignias, symbols, decorative designs and slogans, or the like, either presently existing or hereafter created or used, which the Company now or hereafter owns, uses or is licensed or sublicensed to use (collectively, the "Marks") and all goodwill associated therewith, and all of the Company's copyright or copyrightable works or other materials of the Company (the "Works") are, and shall be, the sole and exclusive property of the Company as between the Company and the Reseller. The Reseller shall not use any Marks or Works at any time in any manner, except as authorized by the Company specifically in writing prior to each such use. The Reseller acknowledges that its right to use the Marks or the Works is derived solely from this Agreement and the Reseller agrees to comply with all rules, regulations and procedures pertaining to such Marks and Works which are prescribed by the Company from time to time. The Reseller further acknowledges and agrees that all usage by the Reseller of the Marks, any goodwill established thereby or associated therewith, or the Works, shall inure to the exclusive benefit of the Company and its affiliates and that this Agreement does not confer any rights, goodwill or other interests in the Marks or Works upon the Reseller. Any unauthorized use of the Marks or Works by the Reseller, or any use not in compliance with the terms hereof, shall constitute an infringement of the rights of the Company and its affiliates.

         9.2 The Reseller shall use the Marks and Works with such notices of proprietary rights, ownership or registration and such words qualifying or identifying the agency relationship of the Company and the Reseller as the Company may from time to time prescribe. The Reseller shall not use any of the Marks, or any material portion thereof, as part of the Reseller's corporate or trade name or with any prefix, suffix or other modifying words, terms, designs or symbols, or in any modified form, nor may the Reseller use the Marks in connection with the sale or leasing of any product or service or in any manner not expressly authorized by this Agreement without the prior written consent of the Company.

         9.3 If the Company notifies the Reseller to modify or discontinue the use of any Mark, the Reseller shall take such action as soon as possible after such notice and the sole obligation of the Company in such event shall be to reimburse the Reseller for the Reseller's actual, reasonable out-of-pocket costs, if any, for complying with the obligations to modify or discontinue the use of any such Mark. The Reseller shall immediately discontinue any use of the Marks and any use of the Works upon any expiration or termination of this Agreement.

         9.4 The Reseller agrees that it will not, during the term of this Agreement or thereafter, attack the title or any rights of the Company in and to any or all of the Marks or Works or take any action which would adversely affect the Company's rights therein. The Reseller agrees to assist the Company, and the Company agrees to reimburse the Reseller for all associated reasonable pre-approved costs in connection therewith, to the extent necessary for the procurement of or any protection of the Company's rights to or in the Marks or Works. The Reseller agrees to promptly notify the Company of any observed or known infringements upon or imitations of the Marks or Works or substantially similar items; provided, however, the Company shall have the sole right to determine what, if any, action should or will be taken on account of any such infringement or imitation.

         9.5 The Company recognizes the right, title and interest of the Reseller and its affiliates in and to the Reseller's service marks, trademarks and trade names used by the Reseller in connection with the Services. The Company agrees not to engage in any activities or commit any acts, directly or indirectly, that contest, dispute or otherwise impair the right, title and interest of the Reseller and its affiliates in the Reseller's service marks, trademarks and trade names. The Company shall neither acquire nor claim any right, title or interest in or to the Reseller's service marks, trademarks or trade names through advertising or sale of Services or otherwise.

         9.6 The obligations undertaken by the parties pursuant to this Article IX shall survive termination of this Agreement, and, in the event of such termination, each of the parties agrees not to register or use any trademarks or trade names which are the same as, or confusingly similar to, trademarks and trade names of the other or any of its affiliates, and the Reseller and the Company will surrender or abandon their use or ownership of any trade name or style containing any mark or trade name confusingly similar to that of the other or any affiliate thereof.

                                    ARTICLE X

                               BILLING ADJUSTMENTS

         A credit allowance will be made, at the Reseller's request, in the form of a pro rata adjustment of the Recurring Charges billed by the Company for any period of total outage of Services. For other than total outage of Services, a credit allowance, at prices to be outlined in SCHEDULE 2 hereto (as may be amended from time to time), will be given to the Reseller for periods End Users are unable to place or receive calls due to interruptions affecting Services for in excess of twenty four (24) continuous hours and such credit allowances will be given only for time actually credited by the Reseller to End Users. No adjustments shall be allowed for periods of interruption of less than twenty-four (24) hours even if in the aggregate they exceed twenty-four (24) hours. The Reseller's request for credit must be received by the Company in a form specified by the Company within ten (10) business days following the end of the period of interruption. The credit allowance for total outage of Services will be computed by dividing (a) the duration of the interruption affecting Services (measured in days from the time the interruption is reported to and confirmed by the Company) by (b) thirty (30) and multiplying the result by the Company's Recurring Charges for each interrupted access Number. No credit shall be provided for a period of time less than twenty-four
(24) continuous hours. No other liability shall attach to the Company as a result of such interruption of Services. A credit allowance will not be given for interruptions caused by the negligent or willful actions (or failure to act) of the Reseller or its End Users, for failures of connecting circuits, power outages or any other occurrences considered to be a force majeure, or for interruptions caused by failure of equipment or service not provided by the Company.

                                   ARTICLE XI

                               RESTRICTIONS ON USE

         11.1 Services are furnished subject to the condition that there will be no abuse or fraudulent use thereof. Abuse and fraudulent use of Services include, but are not limited to:

              (a) Obtaining or attempting to obtain Services by rearranging, tampering or making connection with any Facilities of the Company, or by any scheme, false representation or false credit device, or by or through any other fraudulent means or device whatsoever, with intent to avoid payment, in whole or in part, of charges for Services or assisting any other person in such regard; or

              (b) Attempting to, or actually, obtaining accessing, altering, or interfering with the communications and/or information of another Company customer or any End User or assisting any other person in such regard; or

              (c) Using the Services in manner that interferes unreasonably with the use of Services by one or more other customers or End Users.

         11.2 Any attempt by the Reseller to abuse or to fraudulently use Services shall be deemed a material breach of this Agreement. If any End User abuses or fraudulently uses Services, the Company may, by written notice to the Reseller, require the Reseller to cancel such End User's right to use the Services, and failure of the Reseller to so cancel such End User's rights within fifteen (15) days of receipt of said notice shall be deemed a material breach of this Agreement. The Company shall indemnify the Reseller for actual losses, if any, resulting from any inaccuracies contained in any such notice. Notwithstanding any provisions herein to the contrary, such material breach shall immediately entitle the Company to any and all of the Company's remedies hereunder, and any remedies as may exist at law or equity.

         11.3 All provisions of this Article XI shall survive termination of this Agreement, whether by expiration or otherwise.

         11.4 If the use of any equipment provided by the Reseller or End User in connection with the Services violates or would violate any law or any of the provisions in this Agreement, the Company will take such action as is reasonable and necessary for the protection of the Facilities or the Service to its other customers and other persons provided with PCS telephone services. The Reseller or End User, as applicable, shall discontinue such use of the equipment and correct the violation immediately upon actual or constructive knowledge of a violation and shall, if requested by the Company, confirm in writing to the Company within fifteen (15) calendar days that such use has ceased and that the violation has been corrected. Failure of the Reseller or End User to discontinue such use or correct the violation or to give the required written confirmation to the Company within the period indicated above shall result in interruption of the Services to the Reseller or the End User who is creating the violation, until such time as the Reseller or the End User, as applicable, complies with the provisions of this Agreement. If the Reseller has not started to remedy the violation described in said notice within the first ten calendar (10) days of such fifteen (15) day period, the Company may notify End Users after such ten (10) days by telephone or telephone intercept that Services to the Reseller will be discontinued at the end of such fifteen (15) day period and how the End Users may maintain PCS telephone services with the Company after discontinuation of the PCS telephone services to the Reseller.

         11.5 Notwithstanding the above, PCS telephone services may be refused, reduced, or partially or completely discontinued at any time without notice in the event either (a) the Company is informed that the Services are being used in such a manner that will adversely affect the Company's services to others; or
(b) the Company finds that duplicate electronic PCS telephone numbers have generated usage on the Facilities or any PCS system with which the Company has a mutual roaming agreement.

                                   ARTICLE XII

                    PROPRIETARY INFORMATION; CONFIDENTIALITY

         During the term of this Agreement, either party (the "disclosing party") may, but shall not be obligated to, disclose to the other party (the "recipient party") information which is considered proprietary or confidential by the disclosing party. Without the disclosing party's specific prior written consent, disclosure shall not be made to any third party, including, but not limited to, End Users, of any information supplied by the disclosing party to the recipient party which has been designated as confidential, and which information is not otherwise generally available to the public or is not already known to such recipient party. Confidential information does not include any information that
(a) is within the public domain, (b) at the time of entering into this Agreement, is known by the recipient party, (c) is independently developed by the recipient party, or (d) is disclosed to the recipient party by a third party under no obligation to maintain confidentiality to the disclosing party. Notwithstanding anything contained herein to the contrary, no party will be in violation of its confidentiality obligations hereunder by reason of releasing confidential information as required by law or an order issued by a court or administrative body.

                                  ARTICLE XIII

                      WARRANTY AND LIMITATION OF LIABILITY

         13.1 THE COMPANY MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, CONCERNING THE FACILITIES OR THE SERVICES, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE. IT IS INTENDED BY THE PARTIES THAT THIS SECTION SHALL APPLY TO BOTH THE RESELLER AND ALL OF THE RESELLER'S END USERS.

         13.2 Except for damages caused by the Company's negligence or the intentional misconduct in failing to maintain proper standards of maintenance and operation and to exercise reasonable supervision, the liability of the Company for damages arising out of (a) mistakes, (b) omissions, (c) interruptions, (d) delays, errors, or defects in transmission or (e) errors in directory listings shall in no event exceed an amount equivalent to the lesser of (a) the proportionate charge to the Reseller for the period of the disruption of Services and (b) the amount of Seven Thousand Five Hundred Dollars ($7,500.00). In no event shall the Company be liable for any indirect, special or consequential damages arising hereunder.

         13.3 The Company shall not be liable for any act or omission of the Reseller or any other entity furnishing equipment, software or services to the Reseller or to the Reseller's End Users, nor shall the Company be liable for any damages or losses due to the fault or negligence of the Reseller or any End User or for the failure of such equipment, software, or services.

         13.4 The Company shall not be liable to the Reseller or to the Reseller's End Users if changes in any of the Facilities, operations, equipment, procedures, or Services (a) render obsolete any equipment or software provided by the Reseller or End User in conjunction with its use of the Services; (b) require modification or alteration of such equipment or software; or (c) otherwise affect the performance of such equipment or software. The Company agrees to attempt to give the Reseller a thirty (30) day advance written notice of changes which may be reasonably anticipated to result in the conditions described in clause (a) or (b) of this

Section 13.4, but will in no event be liable in any way for the failure to give such notice.

         13.5 The Reseller assumes sole responsibility for the selection and use of any codes or passwords that may be permitted or required in order for its End Users to use the Services. The Reseller understands that the Services are provided by radio; the Company shall have no responsibility or obligation for the security of the communications of End Users using the Services.

         13.6 The Reseller acknowledges that the PCS Units used by the Company's customers may be programmed to prefer the "A" system in both the "home" and "roam" modes. The Reseller further acknowledges that any End User whose PCS Unit is programmed otherwise may not be capable of receiving the full scope of the Services. The Company shall not be liable for any such diminished capacity of an End User resulting from the programming of a PCS Unit at variance with the Company's standard programming.

                                   ARTICLE XIV

                                   TERMINATION

         14.1 Either party may terminate this Agreement in the event of a Default by the other, provided that the non-defaulting party advises the defaulting party in writing of the event of Default and the defaulting party does not remedy the Default within thirty (30) business days of receipt of written notice thereof. Except as otherwise provided by this Agreement, such termination shall be effective upon the expiration of the thirty (30) business day period immediately following receipt of notice of Default by the defaulting party. The Company agrees to provide the Services to the Reseller with respect to the Numbers then connected to the system for a period of thirty
(30) business days after the Reseller's receipt of notice of Default hereunder, but the Company is not obligated to provide the Services with respect to any Numbers not at such time connected to the system. If the Default described in said notice is not remedied with the first twenty (20) business days of such thirty (30) business day period, the Company may notify End Users by telephone or telephone intercept after such first twenty (20) business days that the Agreement may terminate at the end of such thirty (30) business day period and how the End Users may maintain services with the Company after termination of this Agreement.

         14.2 Termination, regardless of cause or nature, shall be without prejudice to any other rights or remedies of the parties (including Reseller's rights to recoup the Prepayment Reserve then outstanding), and shall be without liability for any loss or damage occasioned thereby. The Reseller shall remain solely responsible for its obligations to End Users in effect immediately prior to termination. Termination of this agreement, regardless of cause or nature, shall not release either party hereto from any liability which at the time of termination had already accrued to the other party hereto or which thereafter may accrue in respect of any act or omission prior to termination, or from any obligation which is expressly stated herein to survive termination; provided, however, that the Company may, without liability, cancel any previously accepted orders for Numbers which have not been connected upon giving or receiving of any notice of termination hereunder. The Company and the Reseller agree to cooperate to enable all End Users to continue to utilize the Services with minimal disruption after termination, provided that the Company shall be under no obligation to ensure that any End User is so able to continue to utilize the Services or to arrange for any transfer of equipment owned or leased by the Reseller.

                                   ARTICLE XV

                                  MISCELLANEOUS

         15.1 In the event that any of the Services provided hereunder or the charges made therefor are currently subject, or at any time become subject, to any federal, state or local regulation or tariff, then the terms and conditions of this Agreement including the charges to be set forth on SCHEDULE 2 hereto (as amended from time to time by the parties) shall be amended in a manner mutually agreeable to the parties hereto to conform to any conflicting terms or condition in effect under such regulation or tariff; provided, however, that all non-conflicting terms and conditions of this Agreement shall remain valid and effective.

         15.2 The validity, construction and performance of this Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware.

         15.3 Headings to articles of this Agreement are to facilitate reference only, do not form a part of this Agreement, and shall not in any way affect the interpretation hereof.

         15.4 No rights or obligations hereunder shall be assigned or delegated, in whole or in part, by either of the parties hereto to any other person, firm, corporation or other entity without the prior written consent thereto by the other party hereto, which consent shall not be unreasonably withheld; provided, however, that either Reseller or the Company may assign this Agreement without the prior consent of the other to any persons, partnership, firm or corporation acquiring all, or substantially all of its assets, or to any affiliate or successor entity thereto; and provided, further that Reseller may assign this Agreement to any direct or indirect subsidiary or affiliated company which is under common control of its corporate parent. It shall be a condition of any agreement for an acquisition of the Company or Reseller that the terms and conditions of this Agreement will be honored and accepted in full by the acquiring party.

         15.5 The waiver, express or implied, by either party hereto of any rights hereunder or of any failure to perform or breach hereof by the other party hereto shall not constitute or be deemed a waiver of any other rights hereunder or of any other failure to perform or breach hereof by the other party hereto, whether of a similar or dissimilar nature.

         15.6 Neither party is authorized to act as an agent for, or legal representative of, the other party nor shall either party have authority to assume or create any obligation on behalf of, in the name of, or binding upon, the other party. The Reseller shall not represent itself as a distributor of the Company in any manner not specifically provided for herein. All sales by the Reseller shall be in its own name and for its own account.

         15.7 (a) Except as otherwise provided in this Agreement, all notices required or permitted to be given hereunder shall be made by registered mail, return receipt requested, postage prepaid, in any post office in the United States, addressed as follows:

                  If to the Company:

                  Magnacom Wireless, L.L.C.
                  1701 Broadway, Suite 348
                  Vancouver, Washington 98663

                  If to the Reseller:

                  GST Telecom Inc.
                  4317 N.E. Thurston Way
                  Vancouver, Washington 98662

         Either party hereto may change its address by a notice given to the other party hereto in the manner set forth above. All notices shall be effective upon receipt.

                  (b) The communications system described in Section 7.2 hereof may be used for the purpose of handling notices hereunder as the Company may from time to time specify. Notices given by either party pursuant to such communication system shall be deemed received by the other party on the date set forth on the written verification of such notice provided by the receiving party. Machine verification by the system described shall be deemed to constitute a written verification hereunder.

         15.8 Should any part of this Agreement for any reason be declared invalid by court order or by order of any regulatory agency, such order shall not affect the validity of any remaining portion, which shall remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part or portion which may, for any reason, be hereafter declared invalid.

         15.9 The Reseller recognizes and agrees that the Company will be marketing the Services to other resellers and directly to end users in the Territories for its own account, and that End Users of the Reseller may seek to obtain Services directly from the Company or through its other resellers.

         15.10 The parties' performance under this Agreement shall be excused if such non-performance is due to labor difficulties, governmental orders, equipment failure, inability to or delay in securing equipment, civil commotions, acts of nature, weather disturbances or adverse weather conditions, and other circumstances beyond the parties' reasonable control.

         15.11 The parties recognize that unusual concentrations of usage may occur in certain locations. The Company shall incur no liability for its inability to provide adequate Services hereunder if such inability is due to a lack of network capacity which results from the aforementioned usage concentration.

         15.12 The terms and conditions hereof supersede all other agreements and understandings between the parties hereto, including prior or contemporaneous representations of sales representatives or other personnel of the Company, whether oral or written, and subsequently issued purchase orders, acceptances, correspondence and similar documents, except for (a) agreements executed on unchanged standard printed forms of the Company, or (b) subsequent agreements which are at variance with this Agreement and which are made in writing and signed by a duly authorized employee of the Company and a duly authorized employee of the Reseller and which are specifically designated as an amendment hereof.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year first above written.

The "Company"                                      The "Reseller"

MAGNACOM WIRELESS L.L.C.                           GST TELECOM, INC.

By: /S/ JOHN WARTA                                 By: /S/ STEPHEN IRWIN
    --------------                                     -----------------
Title:MANAGING MEMBER                              Title:SECRETARY

                                                                      SCHEDULE 1

                          PCS COVERAGE GEOGRAPHIC AREAS

                                     Company

                                   TERRITORIES
                                 Tucson, Arizona
                                 Harrison, Arkansas
                                 Hot Springs, Arkansas
                                 Russellville, Arkansas
                                 Farmington, New Mexico
                                 Gallup, New Mexico
                                 Santa Fe, New Mexico
                                 Eugene, Oregon
                                 Salem, Oregon
                                 Guam, Saipan
                                 St. George, Utah

                                                                      SCHEDULE 2

                              SCHEDULE OF SERVICES

                                    SERVICES

                              End user toll calls

                              Directory listings

                              Custom calling

                              Network service

                              PCS network usage

                              Roamer service charges

                              Directory assistance

                              900 service

                              Credit allowance for interruptions in excess of 24 hours

                                                                     SCHEDULE 2A

                             SCHEDULE OF PREPAYMENTS

                   AMOUNT DUE                                    DATE

                   $5,997,000                              By June 30, 1996

                   $2,970,000                           By September 30, 1996

                   $5,426,000                           By December 30, 1996